UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2025

TUHURA BIOSCIENCES, INC.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-37823	99-0360497
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10500 University Center Dr., Suite 110
Tampa, Florida 33612
(Address of Principal Executive Offices, including zip code)
Registrant’s Telephone Number, Including Area Code: (813) 875-6600

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	HURA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On June 30, 2025, TuHURA Biosciences, Inc., a Nevada corporation (“TuHURA”), completed the previously announced acquisition contemplated by the Agreement and Plan of Merger, dated December 11, 2024, and as amended by that certain First Amendment to Agreement and Plan of Merger, dated May 5, 2025 (as amended, the “Merger Agreement”), by and among TuHURA, Hura Merger Sub I, Inc., a Delaware corporation and a direct wholly-owned subsidiary of TuHURA (“Merger Sub I”), Hura Merger Sub II, LLC, a Delaware limited liability company and direct wholly-owned subsidiary of TuHURA (“Merger Sub II,” and together with Merger Sub I, the “Merger Subs”), Kineta, Inc., a Delaware corporation (“Kineta”), and Craig Philips, solely in his capacity as the representative, agent and attorney-in-fact of the stockholders of Kineta. Pursuant to the terms of the Merger Agreement, among other things, Merger Sub I (a) merged with and into Kineta (the “First Merger”), with Kineta being the surviving corporation of the First Merger, also known as the “Surviving Entity” and (b) immediately following the First Merger, the Surviving Entity merged with and into Merger Sub II (the “Second Merger”, and together with the First Merger, the “Mergers”), with Merger Sub II being the surviving company of the Second Merger.

Upon completion of the Mergers, pursuant to the terms and conditions of the Merger Agreement, each share of Kineta common stock, par value $0.001 per share (each, a “Share”), issued and outstanding immediately prior to the First Merger, was converted into the right to receive 0.185298 shares of TuHURA common stock, par value $0.001 per share (“TuHURA Common Stock”), for an aggregate of approximately 2,868,169 shares of TuHURA Common Stock. Also pursuant to the terms and conditions of the Merger Agreement, each Share is also entitled to (i) its pro rata portion of approximately 1,129,885 shares of TuHURA Common Stock to be issued after six months following the closing of the Mergers, subject to adjustment for losses incurred or accrued during the six month period from the closing of the Mergers, and (ii) the right to its pro rata share of cash consideration received by Kineta pursuant to disposed asset payments related to legacy Kineta assets. Such payments, if any, will be made at a later date and in accordance with the terms of the Merger Agreement. In each case, in lieu of the issuance of any fractional shares of TuHURA Common Stock, TuHURA will pay an amount equal to the product of (A) such fractional share and (B) $5.7528.

The foregoing summary of the Merger Agreement is not complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Exhibits 2.1 and 2.2 to this Current Report on Form 8-K (this “Current Report”) and is incorporated by reference in its entirety.

Item 7.01	Regulation FD Disclosure.

Following the consummation of the Mergers, on June 30, 2025, TuHURA issued a press release announcing the completion of the Mergers. A copy of the press release is hereby furnished as Exhibit 99.1 to this Current Report.

The information contained in this Item 7.01 and in Exhibit 99.1 of this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

To the extent required, the financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment to this Current Report no later than 71 days after the date this Current Report is required to be filed.

To the extent required, the pro forma financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment to this Current Report no later than 71 days after the date this Current Report is required to be filed.

(d) Exhibits.

The following documents are filed herewith as exhibits to this Current Report:

Exhibit No.	Description
2.1

Agreement and Plan of Merger, dated December 11, 2024, by and among TuHURA, Kineta, the Merger Subs and the stockholders representative (incorporated by reference to Exhibit 2.1 to TuHURA’s Current Report on Form 8-K filed with the SEC on December 12, 2024).

2.2

First Amendment to the Agreement and Plan of Merger, dated May 5, 2025, by and among TuHURA, Kineta, the Merger Subs and the stockholders representative (incorporated by reference to Exhibit 2.2 of the Amendment No. 1 to Form S-4 Registration Statement filed on May 6, 2025).

99.1*	Press Release, issued on June 30, 2025.
104	Cover page interactive data file (embedded within the inline XBRL document0

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUHURA BIOSCIENCES, INC.

Date:	June 30, 2025	By:	/s/ Dan Dearborn
Name: Dan Dearborn Title: Chief Financial Officer